AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     Amendment No. 1, effective October ___, 2009 to The Participation Agreement, (the "Agreement"), dated August 7, 2000 by and among MONY Life Insurance Company, Van Eck Worldwide Insurance Trust, Van Eck Securities Corporation and Van Eck Associates Corporation (collectively, the "Parties").

     WHEREAS, MONY Life Insurance Company of America was acquired by AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company ("AXA Equitable"), a New York Life Insurance Company; and

     WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

     The Parties hereby agree to amend the Agreement as follows:

     1. ADDITIONAL PARTY. AXA Equitable is hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include AXA Equitable.

     2. NOTICE: Notices provided pursuant to Article XI shall be sent to the following addresses:

          If for the Company:

          AXA Equitable Life Insurance Company
          1290 Avenue of the Americas 11th Floor
          New York, NY 10104
          Attn: Funds Management Group

          If for Fund, Adviser or Underwriter:

          335 Madison Avenue, 19th Floor
          New York, NY 10017

     2. SCHEDULE A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".

     3. SCHEDULE B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule B".

     4. SCHEDULE C. Schedule C of the Agreement and all references thereto are hereby deleted in their entirety.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

VAN ECK WORLDWIDE INSURANCE TRUST
VAN ECK SECURITIES CORPORATION
VAN ECK ASSOCIATES CORPORATION


By: ________________________________
Name:
Title:


AXA EQUITABLE LIFE INSURANCE                   MONY LIFE INSURANCE COMPANY,
COMPANY, on behalf of itself and its           on behalf of itself and its
separate accounts                              separate accounts


By: ________________________________           By: _____________________________
Name:                                          Name:
Title:                                         Title:


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                                   SCHEDULE A

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                                             Date Established by the Company's
        Name of Account                      Board of Directors
--------------------------------------------------------------------------------
MONY Variable Account L                    November 28, 1990
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AXA Equitable Separate Account 49          November 17, 1994
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AXA Equitable Separate Account 65          September 19, 1996
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                                   SCHEDULE B
                           PORTFOLIOS AND OTHER FUNDS
                               ADVISED BY ADVISER

Worldwide Bond Fund - Initial and S Class

Worldwide Hard Assets Fund - Initial and S Class

Worldwide Emerging Markets Fund - Initial and S Class

Worldwide Multi-Manager Alternatives Fund - Initial Class


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